EXHIBIT 99.1

MOVADO GROUP, INC. ENTERS INTO AGREEMENT TO SELL MAJORITY INTEREST IN EBEL

Paramus, NJ – October 8, 2026 – Movado Group, Inc. (NYSE: MOV) today announced that it has entered into a binding agreement to sell a 95% interest in its EBEL brand for $66.5 million to a strategic buyer group led by Montres Journe SA (“Montres Journe”), a Geneva-based luxury watch manufacturer, with the participation of Chanel (“Chanel”), the luxury house, and Pierre Jacques, a renowned figure in the Swiss watch industry, who will serve as Chief Executive Officer of EBEL. The transaction is subject to customary adjustments and closing conditions with Movado Group retaining a 5% interest in the business.

Founded in Switzerland in 1911, EBEL is a premium luxury watch brand known for its distinctive design, craftsmanship and rich heritage. This strategic sale allows Movado Group to sharpen its focus on its core accessible luxury and fashion watch and jewelry portfolio, while providing EBEL with a new ownership platform specifically positioned to support the brand’s long-term development. With the expertise and capital of Montres Journe and Chanel, and under the leadership of industry veteran Pierre Jacques, EBEL will have the resources and dedicated focus to pursue its next phase of growth.

Efraim Grinberg, Chairman and Chief Executive Officer, stated: "EBEL is a prestigious brand with a rich heritage, known for its carefully curated collections, and we are very pleased to have found partners that share our appreciation for the brand and have an exciting vision for its future. This transaction reflects the continued strategic discipline with which we are managing our portfolio and allocating our resources. It allows us to concentrate fully on executing our priorities across our watch and jewelry brands, while placing EBEL with owners who have the expertise, commitment and long-term perspective to unlock the full potential of this exceptional Swiss brand. We believe this is a compelling outcome for both Movado Group and EBEL. We look forward to supporting the buyer group through the transition period and participating in its future success as a minority owner.”

François-Paul Journe, Founder of F.P. Journe, commented: “Like Michelangelo and so many others after him: the product, the product, the product. EBEL has always stood for exceptional product, and I am delighted to contribute to its next chapter alongside my friends and partners.”

Frédéric Grangié, President of Chanel Watches & Fine Jewelry, added: "EBEL is one of the great names of Swiss watchmaking, with a rich heritage, a distinctive creative identity and a strong foundation for future growth. This investment reflects our confidence in the brand’s long-term potential and our commitment to supporting its development while preserving the craftsmanship, excellence and values that have defined EBEL for generations. We look forward to accompanying the brand in this next phase of its history.”

Pierre Jacques, who will serve as Chief Executive Officer of EBEL following the transaction, said: “I am incredibly proud and excited to lead this new stage of EBEL alongside François-Paul Journe and Chanel, and to contribute to the future success of such an iconic Maison.”

In connection with the transaction, trademarks, other intellectual property, inventory and certain other assets primarily dedicated to the EBEL business, including the Villa Turque, a historic modernist house designed by famed architect Le Corbusier, will be transferred to a newly formed Swiss subsidiary of the Movado Group. Certain personnel within Movado Group dedicated to the EBEL business will become employees of the new Swiss subsidiary. At closing, which is expected to take place in the next few months, 95% of the equity interest in the new EBEL subsidiary will be transferred to the buyer group. Movado Group will also provide certain services to the EBEL entity pursuant to a transition services agreement following the closing to support an orderly transition and continuity for EBEL’s customers and business partners.

About Movado

Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, CALVIN KLEIN®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, and LACOSTE® watches, and, to a lesser extent, jewelry and other accessories, and operates Movado Company Stores in the United States and Canada.

About EBEL

Founded in 1911 in La Chaux-de-Fonds, Switzerland, EBEL is a Swiss luxury watch brand known for its distinctive design, craftsmanship and heritage. The brand offers a range of luxury timepieces for men and women and is recognized for collections including the EBEL Sport Classic.

About Montres Journe SA

Founded in Geneva in 1999 by master watchmaker François-Paul Journe, Montres Journe SA, doing business as F.P. Journe, is a luxury watch manufacturer specializing in precision mechanical timepieces. Based in Geneva, the company designs and produces its watches and components in-house and is recognized for its focus on innovation, craftsmanship and technical excellence.

About Chanel

Chanel is a world leader in creating, developing, manufacturing and distributing luxury products. Founded by Gabrielle Chanel at the beginning of the last century, Chanel offers a broad range of high-end creations, including Ready-to-Wear, Leather Goods, Fashion Accessories, Eyewear, Fragrances, Makeup, Skincare, Jewelry and Watches. Chanel is dedicated to ultimate luxury and to the highest level of craftsmanship. Its core values remain historically grounded on exceptional creation. As such, Chanel promotes culture, art, creativity and “savoir-faire” throughout the world, and invests significantly in people, R&D, sustainable development and innovation. At the end of 2025, Chanel employed 38,000 people worldwide.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to the possibility that the proposed sale of a 95% interest in EBEL may not be completed on the anticipated timetable or at all; the satisfaction or waiver of the conditions to closing, including completion of the contemplated pre-closing reorganization and receipt of any required regulatory, tax or other approvals; the possibility that the final consideration may differ from the announced amount as a result of purchase price adjustments; the diversion of management attention and other disruptions resulting from the transaction; the ability to complete the transfer of assets, liabilities, employees and contractual arrangements contemplated by the transaction; the Company’s ability to perform its transition and other post-closing obligations; the financial, tax and accounting effects of the transaction, including transaction costs and taxes; the performance of EBEL following the transaction and the value of the Company’s retained 5% interest; the Company’s ability to realize the anticipated strategic and financial benefits of the transaction; and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward-looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

Contacts:

For Movado Group:

Investors:

Allison Malkin

allison.malkin@icrinc.com

Media:

Heather Cohen Sugarman

hcohen@movadogroup.com

For Chanel:

Media:

chanel@teneo.com